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                                                                     EXHIBIT 11
                                MONTEREY PASTA COMPANY
                          COMPUTATION OF NET LOSS PER SHARE



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

                                                            1994                 1995                1996
                                                            ----                 ----                ----
PRIMARY NET LOSS PER SHARE

COMPUTATION FOR STATEMENT OF OPERATIONS
Loss from continuing operations before
  dividends on preferred stock                     $       (1,260,540)   $       (764,181)     $    (8,453,030)
 Deduct dividends on preferred shares                               -                   -           (1,108,333)
                                                    -------------------    -----------------    ----------------
 Loss attributable to common shareholders
  before discontinued operations                           (1,260,540)           (764,181)         (9,561,363)
 Recovery (loss) from discontinued operations              (1,771,674)        (21,279,328)            219,998
                                                    -------------------    -----------------    ----------------
 Loss attributable to common stock                 $       (3,032,214)   $    (22,043,509)     $   (9,341,365)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------
 Weighted average number of common
  shares outstanding                                        5,303,811           6,440,198           8,276,608
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

 Primary net loss per share:
  Continuing operations                            $            (0.24)   $          (0.12)     $        (1.16)
  Discontinued operations                                       (0.33)              (3.30)               0.03
                                                    -------------------    -----------------    ----------------
  Net loss                                         $            (0.57)   $          (3.42)     $        (1.13)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------


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

FULLY DILUTED NET LOSS PER SHARE

COMPUTATION FOR STATEMENT OF OPERATIONS - SUBMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(b)(11)
 ALTHOUGH IT IS CONTRARY TO PARAGRAPH 40 OF APB OPINION NO. 15 BECAUSE IT PRODUCES AN ANTI-DILUTIVE RESULT,
 OR NOT REQUIRED BY FOOTNOTE 2 TO PARAGRAPH 14 OF APB OPINION NO. 15 BECAUSE IT RESULTS IN DILUTION OF
 LESS THAN 3%

 Loss from continuing operations before
  dividends on preferred stock                     $       (1,260,540)   $       (764,181)     $   (8,453,030)
 Add back interest on convertible debt **                                                             208,962
 Deduct dividends on preferred shares *                           -                   -            (1,108,333)
                                                    -------------------    -----------------    ----------------
 Loss attributable to common shareholders
  before discontinued operations                           (1,260,540)           (764,181)         (9,352,401)
 Recovery (loss) from discontinued operations              (1,771,674)        (21,279,328)            219,998
                                                    -------------------    -----------------    ----------------
 Loss attributable to common stock                 $       (3,032,214)   $    (22,043,509)     $   (9,132,403)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

 Weighted average number of common
  shares outstanding                                        5,303,811           6,440,198           8,276,608
 Assuming conversion of convertible debt **                       -        N/A-Anti-Dilutive          124,029
                                                    -------------------    -----------------    ----------------
 Weighted average number of common
  shares outstanding as adjusted                            5,303,811           6,440,198           8,400,637
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

 Diluted net loss per share:
  Continuing operations                            $            (0.24)   $          (0.12)     $        (1.11)
  Discontinued operations                                       (0.33)              (3.30)               0.03
                                                    -------------------    -----------------    ----------------
  Net loss                                         $            (0.57)   $          (3.42)     $        (1.08)
                                                    -------------------    -----------------    ----------------
                                                    -------------------    -----------------    ----------------

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*  See Note 14 to the financial statements
** Convertible debt considered although anti-dilutive, since actually converted during the period